CONTACT:  TIMOTHY S. O'TOOLE FOR IMMEDIATE RELEASE     EXHIBIT 99
(513) 762-6702



           CHEMED COMPLETES ACQUISITION OF ROTO-ROOTER



    CINCINNATI, September 17, 1996--Chemed Corporation
(NYSE:CHE) announced today the completion of a merger between a newly formed Chemed subsidiary and Roto-Rooter Inc., thus concluding Chemed's acquisition of the outstanding stock of Roto-Rooter not held by Chemed. All shares of common stock of Roto-Rooter not previously purchased in Chemed's tender offer were converted in the merger into the right to receive the same $41.00 per share cash price paid in the tender offer by Chemed. Prior to the merger, Chemed owned approximately 97% of Roto-Rooter.

    Chemed Corporation, headquartered in Cincinnati, is a diversified public corporation with strategic positions in medical and dental supply manufacturing for the alternate-care and hospital markets, home healthcare services, and hospice care; plumbing, drain cleaning, and appliance and air-conditioning repair and maintenance through the sale of service contracts; and sanitary maintenance products and services.

    Roto-Rooter Inc., headquartered in Cincinnati, is the largest provider of sewer and drain cleaning services in the United States.
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